UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

ENDWAVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-31635	95-4333817
(Commission File No.)	(IRS Employer Identification No.)

130 Baytech Drive San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 522-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 17, 2011, GigOptix, Inc. (“GigOptix”) completed an acquisition of Endwave Corporation (“Endwave”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 4, 2011 (the “Merger Agreement”), by and among GigOptix, Aerie Acquisition Corporation, a wholly-owned subsidiary of GigOptix (“Merger Sub”), and Endwave, Merger Sub merged with and into Endwave, the separate corporate existence of Merger Sub ceased and Endwave became the surviving corporation and a wholly-owned subsidiary of GigOptix (the “Merger”).

Pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, each outstanding share of Endwave common stock converted into the right to receive approximately 0.908 shares of GigOptix common stock. 9,106,865 shares of GigOptix common stock are being issued to the holders of Endwave common stock and restricted stock units, and 21,861 shares of GigOptix common stock are being issued to the holders of options to purchase Endwave common stock with an exercise price less than $2.08, the Endwave closing price as reported on the Nasdaq Global Market on June 16, 2011 (the trading day immediately prior to the effective time of the Merger (the “Effective Date”)). GigOptix is issuing a total of 9,128,546 shares of its common stock in the Merger, representing approximately 42.45% of GigOptix’ outstanding common stock. The foregoing amounts take into account reductions in the number of shares issued to employees and directors of Endwave for any applicable withholding requirements for federal, state and other taxes. Endwave stockholders will receive cash for any fractional share of GigOptix common stock that they would otherwise receive in the Merger.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Endwave’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on February 7, 2011 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 17, 2011, in connection with the Merger, Endwave notified The NASDAQ Global Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the Securities and Exchange Commission (“SEC”) to delist and deregister its common stock. On June 17, 2011, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister Endwave’s common stock. Endwave will file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its common stock and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modifications to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding share of Endwave common stock was converted into the right to receive approximately 0.908 shares of GigOptix common stock. At the effective time of the Merger, holders of such shares of Endwave common stock ceased to have any rights as holders of shares of Endwave common stock (other than their right to receive the shares of GigOptix common stock as set forth in the Merger Agreement) and accordingly no longer have any interest in Endwave’s future earnings or growth. Endwave stockholders will receive cash for any fractional share of GigOptix common stock that they would otherwise receive in the Merger.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as contemplated by the Merger Agreement, John Mikulsky, Wade Meyercord, Joseph Lazzara and John McGrath ceased to be directors of Endwave and John Mikulsky and Daniel Teuthorn ceased to be executive officers of Endwave. On the Effective Date, the board of directors of Endwave was reconstituted so that Dr. Avi Katz will serve as the sole director and the following persons were appointed as executive officers of Endwave: Dr. Avi Katz, Chief Executive Officer, President, Secretary and Chairman of the board of directors; and Curtis P. Sacks, Chief Financial Officer.

Dr. Avi Katz, 53 has served as Chief Executive Officer, President, and Chairman of the board of directors of GigOptix LLC and GigOptix, Inc. since he co-founded GigOptix LLC in May 2007 and GigOptix, Inc. in September 2007, to facilitate the merger of GigOptix LLC and Lumera Corporation in December 2008, at which point they both became subsidiaries of GigOptix, Inc. Since the merger, he has served as the Chairman of the board of directors, Chief Executive Officer and President of GigOptix, Inc. Dr. Katz also served as a board member, Chief Executive Officer and President of iTerra Communications LLC, the predecessor to GigOptix LLC, from April 2007 until October 2007. Dr. Katz also serves as the Chairman of the board of directors of GigOptix-Helix AG, GigOptix Israel Ltd., Lumera Corporation and ChipX, Incorporated, all wholly-owned subsidiaries of GigOptix, Inc. From April 2006 to April 2007, he was the Corporate Development executive with Symphony Services Corp., and a Managing Partner and Chairman of APU-Global, a technology consulting company, which he founded in 2005. Dr. Katz was the Chief Executive Officer, President and a board member of Intransa, Inc., a provider of storage area network over the IP systems, from 2003 to 2005, and was the Chief Executive Officer, President and a board member of Equator Technologies, Inc., a fabless semiconductor company, from 2000 to 2003. He holds numerous U.S. and international patents, has published about 300 technical papers and is the editor of a number of technical books. Dr. Katz received his Ph.D. in materials engineering and a B.S. in engineering from Technion-IIT, Israel, and is a graduate of the Israeli Naval Academy. As GigOptix’ co-founder, and the CEO since the inception, Dr. Katz has the benefit of understanding GigOptix’ complete history.

Curt P. Sacks, 41, previously served as Endwave’s Chief Financial Officer since June 2009. Prior to that, he served as Vice President of Finance and Corporate Controller of Endwave since February 2006. He joined Endwave in 2004 as Corporate Controller, after serving in this capacity for two successive companies – first, for Com21, Inc., a manufacturer of system solutions for the broadband access market; and next with Finisar, Inc., a manufacturer of high-speed communication equipment for data and storage. Prior to 1998, Mr. Sacks worked in corporate finance at 3Com Corporation and as an auditor for Deloitte & Touche LLP. Mr. Sacks is a C.P.A. (inactive) in California with a B.A. in business-economics from the University of California, Los Angeles.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the certificate of incorporation of Endwave was amended and restated (the “Restated Charter”) and the bylaws of Endwave were amended and restated (the “Amended Bylaws”) as contemplated by the Merger Agreement.

The disclosures contained in this Item 5.03 do not purport to be a complete description of the Restated Charter and Amended Bylaws and are qualified in their entirety by reference to the Restated Charter and Amended Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders held on June 17, 2011 (the “Special Meeting”), the stockholders of Endwave voted to approve and adopt the Merger Agreement. The tabulation of votes on this matter was as follows: shares voted for: 5,495,564; shares voted against: 74,767; shares abstaining: 6,334; and broker non-votes: 0.

The stockholders also voted to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there had not been sufficient votes in favor of the proposal to approve and adopt the Merger Agreement. The tabulation of votes on this matter was as follows: shares voted for: 5,341,398; shares voted against: 222,305; shares abstaining: 12,962; and broker non-votes: 0. Since there were sufficient votes in favor of the proposal to approve and adopt the Merger Agreement, the Special Meeting was not adjourned.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2011, by and among GigOptix, Inc., Endwave Corporation and Aerie Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Endwave’s Current Report on Form 8-K filed on February 7, 2011).

3.1	Amended and Restated Certificate of Incorporation of Endwave Corporation.

3.2	Amended and Restated Bylaws of Endwave Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDWAVE CORPORATION

Dated: June 21, 2011	By:	/s/ Dr. Avi Katz
Dr. Avi Katz
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2011, by and among GigOptix, Inc., Endwave Corporation and Aerie Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Endwave’s Current Report on Form 8-K filed on February 7, 2011).

3.1	Amended and Restated Certificate of Incorporation of Endwave Corporation.

3.2	Amended and Restated Bylaws of Endwave Corporation.